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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 4, 2005


                  The Smith & Wollensky Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)




            Delaware                      001-16505              58-2350980
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

                 1114 First Avenue                            10021
                 New York, New York                        (Zip Code)
      (Address of principal executive offices)


                                 (212) 838-2061
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement

On May 4, 2005, the Board of Directors of The Smith & Wollensky Restaurant Group, Inc. (the "Company") adopted The Smith & Wollensky Group, Inc. 2005 Management Retention Plan (the "2005 Plan"). The following summary is qualified in its entirety by reference to the text of the 2005 Plan, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

The Board adopted the plan in recognition of the importance to the Company and its stockholders of assuring that the Company has the continued dedication and full attention of certain key employees notwithstanding the possibility, threat or occurrence of a change in control, as defined in the 2005 Plan, that the Company's Board of Directors has not approved ("Unapproved Change of Control").

Participants in the 2005 Plan will include the Company's executive officers, as well as certain other employees. The following severance benefits would be provided upon qualifying terminations of employment in connection with or within 18 months following an Unapproved Change in Control:

        o Cash severance pay equal to 1.00 to 2.99 times the participant's average W-2 income for the five years before the Unapproved Change in Control.

        o Company-paid medical and dental insurance benefits for a period of 12-18 months.

        o Full vesting of any outstanding stock options or restricted stock awards.

Terminations of employment that entitle a participant to receive severance benefits under the 2005 Plan consist of (1) termination by the Company without cause or (2) resignation by the participant for good reason (as each of these terms is defined in the 2005 Plan), in each case within 18 months following a change of control. A participant would not be eligible for benefits under the 2005 Plan if his or her termination occurs for any other reason. To receive the severance benefits under the 2005 Plan, a participant must execute a general release of claims against the Company and its affiliates. A participant has no obligation to mitigate the severance benefits under the 2005 Plan.

Participants would be entitled to full indemnification for any excise taxes that may be payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with an Unapproved Change in Control, and payment of their legal fees if they prevail on or after an Unapproved Change in Control on a claim for relief in an action to enforce their rights under the 2005 Plan.

In the event of a change in control, the 2005 Plan requires the Company to create and fund an irrevocable rabbi trust that will become the primary source of payments.



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In general, the Company's Board of Directors may amend or terminate the 2005
Plan prior to the date that is three months before an Unapproved Change in Control. However, neither the amendment of the 2005 Plan in a manner that adversely affects the participants nor the termination of the 2005 Plan would be effective if done without consent later than the date within the period that begins three months before an Unapproved Change in Control and ends two years afterward.

A "change in control" for purposes of the 2005 Plan generally consists of the following:

o the consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the assets of the Company or similar form of corporate transaction (whether in one or a series of related transactions) involving the Company without the prior approval of the Company's Board of Directors, unless immediately following such transaction more than fifty percent (50%) of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by persons who were stockholders of the Company immediately prior to the transaction or transactions; or

o any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes, without the prior approval of the Company's Board of Directors, the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company; or

o the Company substantially completes a plan of complete liquidation or dissolution whether in the transaction or a series of transactions; or

o the individuals who constituted the Company's Board of Directors at the beginning of any period of two consecutive calendar years (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Company's Board of Directors; provided that any person becoming a director subsequent to the beginning of such two-year period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then members of the Company's Board of Directors shall be an Incumbent Director.

Item 9.01         Financial Statements and Exhibits

(c)       Exhibits

          99.1 The Smith & Wollensky Restaurant Group, Inc. 2005 Management Retention Plan



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    The Smith & Wollensky Restaurant Group, Inc.


                                    By:  /s/ Alan M. Mandel
                                         ---------------------------------------
                                         Alan M. Mandel
                                         Chief Financial Officer, Executive Vice
                                         President of Finance, Treasurer and
                                         Secretary


Date:   May 9, 2005




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                                Index to Exhibits
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Exhibit No.        Description of document
--------------------------------------------------------------------------------
99.1*              The Smith & Wollensky Restaurant Group, Inc. 2005 Management
                   Retention Plan

* Filed herewith.



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